EXHIBIT 23(c)

                    [SCOTT & STRINGFELLOW, INC. LETTERHEAD]



                                October 16, 1998




                         CONSENT OF INVESTMENT BANKERS

Gentlemen:

     We consent to the use, qoutation and summarization in the Registration Statement on Form SB-2 of our letter dated July 30, 1998 to the Board of Directors of Community Bankshares of Maryland in connection with the upcoming stock offering and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                                    Sincerely,

                                                    SCOTT & STRINGFELLOW, INC.

                                                    /s/ Christopher W. Choate

                                                    Christopher W. Choate
                                                    Vice President
                                                    Financial Institutions Group